UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 25, 2017

T-MOBILE US, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-33409	20-0836269
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12920 SE 38th Street Bellevue, Washington	98006-1350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 378-4000

(Former Name or Former Address, if Changed Since Last Report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On January 25, 2017, T-Mobile USA, Inc. (“TMUSA”), a wholly-owned subsidiary of T-Mobile US, Inc. (the “Company”), entered into a $4 billion secured term loan facility (the “Incremental Term Loan Facility”) with Deutsche Telekom AG (“DT”), its majority stockholder, to refinance $1.98 billion of outstanding secured term loans issued under its Term Loan Credit Agreement, dated November 9, 2015 (as amended through the date hereof, the “Existing Term Loan Facility”) among the Company, TMUSA, DB Deutsche Bank AG New York Branch (“DB”) and the lenders party thereto, with the remaining net proceeds from the transaction intended to be used to refinance high-yield debt.

Subject to certain limited and customary closing conditions (which conditions do not include the absence of a material adverse change), the loans under the Incremental Term Loan Facility will be drawn in two tranches on January 31, 2017 (i) $2 billion of which will bear interest at a rate equal to a per annum rate of LIBOR plus a margin of 2.00% and will mature on November 9, 2022 and (ii) $2 billion of which will bear interest at a rate equal to a per annum rate of LIBOR plus a margin of 2.25% and will mature on January 31, 2024. There is a 0% LIBOR floor under each tranche of the Incremental Term Loan Facility.

TMUSA is not required to pay any upfront fees, underwriting fees, original issue discount or other consideration to DT in connection with the Incremental Term Loan Facility. The loans under the Incremental Term Loan Facility will be redeemable by TMUSA on any interest payment date without penalty or premium and, other than interest rate, maturity and absence of early termination penalties or premiums, will be subject to the substantially all of the existing terms of the Existing Term Loan Facility.

The Incremental Term Loan Facility is provided under the Second Incremental Facility Amendment dated as of January 25, 2017 among TMUSA, as borrower, DB, as administrative agent, the guarantors party thereto and DT, as the initial incremental term loan lender, to the Existing Term Loan Facility pursuant to which DT has agreed to (1) increase its incremental term loan commitment provided to TMUSA under that certain First Incremental Facility Amendment dated as of December 29, 2016 from $660 million to $2 billion and (2) provide to TMUSA an additional $2 billion incremental term loan commitment.

DT is the Company’s majority stockholder and a holder of a portion of TMUSA’s outstanding debt, as further described in the Company’s periodic reports filed with the Securities and Exchange Commission.

The Second Incremental Facility Amendment is incorporated herein by reference as an exhibit to this current report on Form 8-K. The foregoing summary of the Second Incremental Facility Amendment is qualified in its entirety by reference to such exhibit.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

To the extent applicable, the information set forth under “Item 1.01 – Entry into a Material Definitive Agreement” of this current report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Exhibit Description

10.1	Second Incremental Facility Amendment, dated as of January 25, 2017, to the Term Loan Credit Agreement, dated as of November 9, 2015, as amended by that certain First Incremental Facility Amendment dated as of December 29, 2016, by and among T-Mobile USA, Inc., the several banks and other financial institutions or entities from time to time parties thereto as lenders, and Deutsche Bank AG New York Branch, as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T-MOBILE US, INC.

January 25, 2017	/s/ J. Braxton Carter
J. Braxton Carter Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Second Incremental Facility Amendment, dated as of January 25, 2017, to the Term Loan Credit Agreement, dated as of November 9, 2015, as amended by that certain First Incremental Facility Amendment dated as of December 29, 2016, by and among T-Mobile USA, Inc., the several banks and other financial institutions or entities from time to time parties thereto as lenders, and Deutsche Bank AG New York Branch, as administrative agent.